Exhibit 99
FOR IMMEDIATE RELEASE

CONTACT: John F. Corcoran, 312-822-1371
                     Doreen Lubeck, 773-583-4331
CNA SURETY ANNOUNCES RESIGNATION OF JAMES R. LEWIS, CHAIRMAN OF THE BOARD OF DIRECTORS
CHICAGO, December 17, 2008 — CNA Surety Corporation (“CNA Surety” or the “Company”) (NYSE: SUR) announced the resignation of Chairman of the Board of Directors James R. Lewis effective December 31, 2008. Mr. Lewis is also stepping down as President and Chief Executive Officer of the Property and Casualty Operations of CNA Financial Corporation when his current term of employment expires on December 31, 2008.
“We thank Jim for his years of service on our Board,” commented John F. Welch, President and Chief Executive Officer. “The company has benefited greatly from his guidance and support.”
CNA Surety Corporation is the largest publicly traded surety company in the country. Through its principal subsidiary, Western Surety Company, CNA Surety provides surety and fidelity bonds in all 50 states through a combined network of approximately 36,000 independent agencies. The Company’s Securities and Exchange Commission (“SEC”) filings are available at www.sec.gov or visit us at www.cnasurety.com for a direct link to the SEC website.
CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.